Exhibit 10.1

FIFTH AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

THIS FIFTH AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (this “Amendment”) made this 9th day of July, 2008 by and between ACURA PHARMACEUTICALS, INC., a New York corporation (the “Corporation”) and ANDREW D. REDDICK (the “Employee”).

RECITALS

A.	The Corporation and the Employee executed an Executive Employment Agreement dated as of August 26, 2003, as amended (as amended, the “Employment Agreement”).

B.	The Corporation and the Employee now desire to further amend the Employment Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings herein contained, the parties agree as follows:

1.  Section 7.4 of the Employment Agreement is hereby amended to add the following two sentences at the end of such Section to read as follows:

“With respect to other Sections of this Agreement, termination “Without Cause” shall also mean a termination of the Employee’s employment with the Corporation following notice by the Corporation to the Employee to not renew this Agreement pursuant to Section 2. In such case, in the absence of the Employee’s prior termination of this Agreement for Good Reason pursuant to Section 7.5, the effective date of such termination shall be the expiration of the Term.”

2.  Section 7.5 of the Employment Agreement is hereby amended by adding a new Section (viii) at the end of such Section to read as follows:

“; or (viii) notice by the Corporation to the Employee to not renew this Agreement pursuant to Section 2.”

3.  Except as expressly amended by this Amendment, the Employment Agreement remains in full force and effect. Capitalized terms used herein shall have the same meaning as in the Employment Agreement unless otherwise defined herein. This Amendment shall be governed and construed and enforced in accordance with the local laws of the State of New York applicable to agreements made and to be performed entirely in New York.

4.  This Amendment may be executed in one or more facsimile or original counterparts, each of which shall be deemed an original, but all of which taken together will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

ACURA PHARMACEUTICALS, INC.

By: /s/ Peter A. Clemens
Name: Peter A. Clemens
Title: Senior Vice President and
Chief Financial Officer

EMPLOYEE

By: /s/ Andrew D. Reddick
Andrew D. Reddick